   As filed with the Securities and Exchange Commission on January 16, 2002.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                   FORM 8-K/A


                       AMENDMENT No. 1 to CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                OCTOBER 31, 2001

                            FLOTEK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-132170             77-0709256
(State or other jurisdiction          (Commission          (IRS Employer
      of incorporation)               File Number)        Identification No.)

                7030 EMPIRE CENTRAL DRIVE, HOUSTON, TEXAS 77040
                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (713) 849-9911

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

                            FLOTEK INDUSTRIES, INC.
                               TABLE OF CONTENTS
                                      FOR
                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K


Item 2.            Acquisition and Disposition of Assets.........   3

Item 7.            Financial Statements and Exhibits.............   4

Signature........................................................   6

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 31, 2001, Flotek Industries, Inc. (the "Company") completed the closing of its previously announced merger with Chemical & Equipment Specialties, Inc. ("CESI"). In connection with the merger, the Company issued 2,994,478 shares of common stock and assumed employee stock options and contingent share issuance obligations totaling 117,524 shares. All such share amounts reflect the 120 to 1 reverse stock split which was given effect at the opening of trading on November 5, 2001. Also on that date, the Company began trading with a new stock ticker symbol, "FLTK", to reflect its change in status from a foreign-domiciled corporation to a Delaware corporation.

     Simultaneously with the closing of the merger, all preferred shares of Flotek Industries, Inc. were converted to common stock at the rate of $3.24 per share (post-split). Subsequent to August 15, 2001 and prior to the closing of the merger, warrants to purchase 536,141 shares of common stock at $3.60 per share (post-split) were exercised, resulting in cash proceeds to the Company of $1,930,106. Accordingly, the total outstanding common shares of the Company, after giving effect to the shares issued in the CESI merger and the reverse stock split (excluding adjustments for fractional shares to be paid in cash) is 4,850,696 shares.

     CESI, headquartered in Duncan, Oklahoma, operates in two primary segments of the oilfield service industry; specialty chemicals and well service equipment manufacturing. The specialty chemical segment develops, manufactures and packages innovative cementing and stimulation chemicals, including the development of environmentally neutral chemicals. The well service equipment manufacturing segment manufactures, to exacting specifications and ISO 9001 standards, specialized cementing equipment (pumping and bulk material transport) and stimulation equipment (nitrogen, blending and pumping), as well as proprietary automated monitoring and control systems. CESI also designs and constructs automated bulk material handling and loading facilities for major oilfield service companies.

     For accounting purposes, the merger has been treated under the purchase method of accounting as a "reverse" acquisition of Flotek Industries, Inc. by CESI. Accordingly, the financial statements of the Company will reflect the historical results of CESI and will incorporate the results of the current Flotek Industries, Inc. only for periods subsequent to the merger. The financial statements will also revalue the assets and liabilities of the current Flotek Industries, Inc. on the date of the merger in accordance with purchase accounting rules. The Company will report its results on a calendar year basis, effective with the current year ending December 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of Businesses Acquired.

Included in this Amendment No. 1 to Current Report on Form 8-K are the financial statements of Chemical & Equipment Specialties, Inc. and the separate financial statements of its recently acquired subsidiaries, Esses, Inc., Plainsman Technology, Inc., Neal's Technology, Inc., Padko International, Inc. and Material Translogistics, Inc.


Financial Statements of Chemical & Equipment Specialties, Inc.
   Report of Independent Public Accountants...................................   F-1
   Balance Sheets as of December 31, 2000 and September 30, 2001 (Unaudited)..   F-2
   Statements of Operations for the Period from June 27, 2000 (Inception)
       Through December 31, 2000 and the Unaudited Nine Month Period
       Ended September 30, 2001...............................................   F-3
   Statements of Changes in Stockholders' Equity for the Period
       from June 27, 2000 (Inception) Through December 31, 2000
       and the Unaudited Nine Month Period Ended September 30, 2001...........   F-4
   Statements of Cash Flows for the Period from June 27, 2000 (Inception)
       Through December 31, 2000 and the Unaudited Nine Month Period
       Ended September 30, 2001...............................................   F-5
     Notes to Financial Statements............................................   F-6

Financial Statements of Esses, Inc.
     Report of Independent Public Accountants................................    F-15
     Balance Sheets as of December 31, 1999 and 2000.........................    F-16
     Statements of Earnings for the Years Ended
       December 31, 1999 and 2000............................................    F-17
     Statements of Changes in Stockholders' Equity for the Years Ended
       December 31, 1999 and 2000............................................    F-18
     Statements of Cash Flows for the Years Ended
       December 31, 1999 and 2000.............................................   F-19
     Notes to Financial Statements............................................   F-20

Financial Statements of Plainsman Technology, Inc.
     Report of Independent Public Accountants.................................   F-25
     Balance Sheets as of December 31, 1999 and 2000..........................   F-26
     Statements of Operations and Comprehensive Loss for the
       Years Ended December 31, 1999 and 2000..................................  F-27
     Statements of Changes in Stockholders' Equity for the Years Ended
       December 31, 1999 and 2000..............................................  F-28
     Statements of Cash Flows for the Years Ended
       December 31, 1999 and 2000..............................................  F-29
     Notes to Financial Statements.............................................  F-30

  Financial Statements of Neal's Technology, Inc.
     Report of Independent Public Accountants..................................  F-35
     Balance Sheet as of December 31, 2000.....................................  F-36
     Notes to Financial Statement..............................................  F-37

  Financial Statements of Padko International, Inc.
     Report of Independent Public Accountant...................................  F-40
     Balance Sheets as of December 31, 1999 and 2000...........................  F-41
     Statements of Operations for the Years Ended
       December 31, 1999 and 2000..............................................  F-42
     Statements of Changes in Stockholders' Equity (Deficit) for the
       Years Ended December 31, 1999 and 2000..................................  F-43
     Statements of Cash Flows for the Years Ended
       December 31, 1999 and 2000..............................................  F-44
     Notes to Financial Statements.............................................  F-45

  Financial Statements of Material Translogistics, Inc.
     Report of Independent Public Accountants..................................  F-49
     Statement of Earnings for the Period From April 5, 2000 (Inception)
       Through December 31, 2000...............................................  F-50
     Notes to Financial Statement..............................................  F-51

(b)  Pro Forma Financial Information.

  Unaudited Pro Forma Combined Financial Statements
     Basis of Presentation.....................................................  P-1
     Unaudited Pro Forma Combined Balance Sheet as of September 30, 2001.......  P-3
     Unaudited Pro Forma Combined Statement of Operations for the
       Year Ended December 31, 2000............................................  P-4
     Unaudited Pro Forma Combined Statement of Operations for the
       Year Ended December 31, 2000 for the CESI Entities......................  P-5
     Unaudited Pro Forma Combined Statement of Operations for the
       Nine Month Period Ended September 30, 2001..............................  P-6
     Notes to Unaudited Pro Forma Combined Financial Statements................  P-7

(c)  Exhibits.

     The following exhibits are filed herewith or incorporated by reference.

Exhibit
Number         Description of Exhibit
-------        ----------------------

2.1 * Agreement and Plan of Reorganization by and between Flotek Industries Inc. and Chemical & Equipment Specialties, Inc.

99.1 *         Acquiror Shareholders Agreement

99.2 *         Acquiror Shareholder Lock-up Agreement

* Previously Filed

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    FLOTEK INDUSTRIES, INC.
                                    Registrant


Date:   January 16, 2002            By: /s/ Jerry D. Dumas, Sr.
                                       -------------------------------------
                                       Jerry D. Dumas, Sr.
                                       Chairman and Chief Executive Officer

                         Independent Auditors' Report


Board of Directors and Shareholders
Chemical and Equipment Specialties, Inc.
Duncan, Oklahoma


We have audited the accompanying Consolidated Balance Sheet of Chemical and Equipment Specialties, Inc. as of December 31, 2000, and the related Consolidated Statements of Operations, Changes in Shareholders' Equity and Cash Flows for the period June 27, 2000 (date of incorporation) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chemical and Equipment Specialties, Inc. as of December 31, 2000, and the results of its consolidated operations for the period June 27, 2000 (date of incorporation) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
July 19, 2001

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                                                             September 30,    December 31,
                                                                                                 2001            2000
                                                                                            --------------   --------------
                                                                                                 (Unaudited)
                               ASSETS
Current Assets
    Cash and cash equivalents                                                               $      124,765   $    1,293,142
    Accounts receivable - net of allowance for doubtful accounts of
      $196,783 in 2001                                                                           1,410,116
    Costs and estimated earnings in excess of billings on uncompleted
      contracts                                                                                  1,146,106
    Inventories                                                                                  1,204,082
    Prepaid expenses                                                                                38,469
                                                                                            --------------   --------------
         Total Current Assets                                                                    3,923,538        1,293,142
                                                                                            --------------   --------------
Property and Equipment
    Land                                                                                           120,000
    Buildings and leasehold improvements                                                         1,663,502           36,325
    Machinery and equipment                                                                      1,075,171
    Computer equipment                                                                              86,040            9,185
    Furniture and fixtures                                                                         102,227            1,411
    Transportation                                                                                 304,614           70,000
                                                                                            --------------   --------------
                                                                                                 3,351,554          116,921
    Less: Accumulated depreciation                                                                 233,820           15,933
                                                                                            --------------   --------------
                                                                                                 3,117,734          100,988
                                                                                            --------------   --------------
Other Assets
    Goodwill, net of accumulated amortization of $270,036 in 2001                                7,753,450           95,459
    Loan fees, net of accumulated amortization of $5,008 in 2001                                    51,632
    Patents                                                                                          7,651
    Deposits                                                                                        11,029
                                                                                            --------------   --------------
                                                                                                 7,823,762           95,459
                                                                                            --------------   --------------
                                                                                            $   14,865,034   $    1,489,589
                                                                                            ==============   ==============

                             LIABILITIES
Current Liabilities
    Short-term debt                                                                         $    1,935,572
    Capital lease obligations                                                                      631,825
    Accounts payable:
      Trade                                                                                      1,574,924   $       80,469
      Shareholders                                                                                  14,919          164,410
    Accrued expenses                                                                                59,612           20,069
                                                                                            --------------   --------------
         Total Current Liabilities                                                               4,216,852          264,948
Long-Term Debt                                                                                   3,593,586
                                                                                            --------------   --------------
                                                                                                 7,810,438          264,948
                                                                                            --------------   --------------
                        SHAREHOLDERS' EQUITY
  Preferred Stock, $.01 par value, 2,500,000 shares authorized, no shares issued
  Common Stock, $.01 par value, 5,000,000 shares authorized, 1,164,688
    shares issued and outstanding                                                                   11,646            5,459
Additional Paid-in Capital                                                                       7,433,725        1,377,912
Accumulated Deficit                                                                               (390,775)        (158,730)
                                                                                            --------------   --------------
                                                                                                 7,054,596        1,224,641
                                                                                            --------------   --------------


                                                                                            $   14,865,034   $    1,489,589
                                                                                            ==============   ==============

                      See notes to financial statements.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                               For the Period
                                                                June 27, 2000
                                                For the           (Date of
                                              Nine Month       Incorporation)
                                             Period Ended          through
                                             September 30,      December 31,
                                                 2001               2000
                                           ----------------   ----------------
                                              (Unaudited)

Revenues                                   $     10,100,060

Cost of Revenues                                  7,063,038
                                           ----------------   ----------------

Gross Margin                                      3,037,022

Expenses:
    Selling, general and administrative           2,560,921   $        153,462
    Depreciation and amortization                   493,173             15,933
                                           ----------------   ----------------

                                                  3,054,094            169,395
                                           ----------------   ----------------

Loss from Operations                                (17,072)          (169,395)

Other Income (Expense)
    Interest expense                               (282,955)
    Interest income                                  47,547             10,665
    Other, net                                       20,435
                                           ----------------   ----------------
                                                   (214,973)            10,665
                                           ----------------   ----------------
Net Loss                                   $       (232,045)  $       (158,730)
                                           ================   ================




                      See notes to financial statements.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
            For the Nine Month Period Ended September 30, 2001 and
For the Period June 27, 2000 (Date of Incorporation) through December 31, 2000
 (Information for the Nine Month Period Ended September 30, 2001 is unaudited)

                                                                  Additional
                                                Common             Paid-in           Accumulated
                                                Stock              Capital             Deficit               Total
                                              ----------        -------------        -----------         -------------
Issuance of Common Stock                      $    5,459        $   1,377,912                            $   1,383,371

Net Loss                                                                             $  (158,730)             (158,730)
                                              ----------        -------------        -----------         -------------

Balance - December 31, 2000                        5,459            1,377,912           (158,730)            1,224,641

Stock issued for acquisitions                      1,950            1,948,050                                1,950,000

Stock issued for cash                              4,237            4,107,763                                4,112,000

Net Loss                                                                                (232,045)             (232,045)
                                              ----------        -------------        -----------         -------------

Balance - September 30, 2001 (Unaudited)      $   11,646        $   7,433,725        $  (390,775)        $   7,054,596
                                              ==========        =============        ===========         =============


                      See notes to financial statements.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                For the Period
                                                                                                                 June 27, 2000
                                                                                              For the              (Date of
                                                                                            Nine Month          Incorporation)
                                                                                           Period Ended            through
                                                                                           September 30,         December 31,
                                                                                               2001                  2000
                                                                                       --------------------  ------------------
                                                                                            (Unaudited)
Cash Flows From Operating Activities
    Net loss                                                                           $       (232,045)     $     (158,730)
    Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                                           223,137              15,933
         Amortization of intangibles                                                            270,036
         Imputed interest expense                                                                22,031
         Bad debt expense                                                                       216,302
         Loss on sale of assets                                                                 (18,528)
         Gain on sale of securities                                                              38,963
         (Increase) Decrease in:
           Accounts receivable                                                                 (522,262)
           Costs and earnings                                                                  (579,815)
           Inventory                                                                           (491,561)
           Prepaids                                                                             (26,684)
           Deposits and other                                                                   (53,550)
           Federal income tax receivable                                                          2,303
    Increase (Decrease) in:
           Accounts payable                                                                     632,886              80,469
           Billings in excess                                                                   (38,505)
           Accrued expenses                                                                     (39,532)             20,069
                                                                                       ----------------      --------------
           Net Cash Used in Operating Activities                                               (596,824)            (42,259)
                                                                                       ----------------      --------------
Cash Flows From Investing Activities
    Acquisition of subsidiaries, net                                                         (6,963,016)
    Capital expenditures                                                                     (1,157,766)           (116,921)
    Proceeds from sales                                                                         230,888
    Payment of deferred acquisition costs                                                      (256,497)            (95,459)
                                                                                       ----------------      --------------
           Net Cash Used in Investing Activities                                             (8,146,391)           (212,380)
                                                                                       ----------------      --------------
Cash Flows From Financing Activities
    Payments of capital lease obligations                                                       (21,000)
    Payments of debt                                                                           (346,883)
    Proceeds from debt                                                                        2,416,701
    Issuance of stock                                                                         4,112,000           1,383,371
    Proceeds from shareholder advances                                                                              164,410
    Net line proceeds                                                                         1,414,020
                                                                                       ----------------      --------------
              Net Cash Provided by Financing Activities                                       7,574,838           1,547,781
                                                                                       ----------------      --------------

Net Increase (Decrease) in Cash and Cash Equivalents                                         (1,168,377)          1,293,142
Cash and Cash Equivalents - Beginning of Year                                                 1,293,142
                                                                                       ----------------      --------------
Cash and Cash Equivalents - End of Year                                                $        124,765      $    1,293,142
                                                                                       ================      ==============
Supplemental Schedule of Noncash Investing and Financing Activities
    Land and building acquired under capital lease                                     $        630,794
                                                                                       ================

Supplemental Disclosures of Cash Flow Information
    Acquisition of Subsidiaries:
      Assets Acquired:
         Cash                                                                          $        224,584
         Accounts receivable                                                                  1,104,156
         Inventories                                                                            712,521
         Costs and estimated earnings in excess of billings on uncompleted contracts            566,291
         Prepaid expenses                                                                         6,777
         Federal income tax receivable                                                            2,303
         Land                                                                                    60,000
         Property and equipment                                                               1,438,073
         Investments in marketable securities                                                   204,573
         Goodwill                                                                             7,671,530
         Other assets                                                                            21,770
         Debt                                                                                  (495,829)
         Accounts payable                                                                      (861,569)
         Billings in excess of costs and estimated earnings on uncompleted contracts            (38,505)
         Accrued liabilities                                                                    (79,075)
                                                                                       ----------------
                                                                                             10,537,600
Common stock issued                                                                          (1,950,000)
Promissory notes issued                                                                      (1,400,000)
                                                                                       ----------------
         Net Cash Used in Acquisition of Subsidiaries                                  $      7,187,600
                                                                                       ================

                      See notes to financial statements.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


Note 1 - Summary of Significant Accounting Policies

   Principles of Consolidation

   The consolidated financial statements consist of Chemical and Equipment Specialties, Inc. and its wholly-owned subsidiaries which operate in two primary segments of the oilfield service industry: specialty chemicals and equipment manufacturing. The specialty chemical segment comprised of Plainsman Technology, Inc.; Esses, Inc. and Padko International, Inc. develop, manufacture and package innovative cementing and stimulation chemicals, including the development of environmentally neutral chemicals. The equipment manufacturing segment comprised of Neal's Technology, Inc. and Material Translogistics, Inc. dba Gillespie Consulting Company manufacture specialized cementing equipment (pumping and bulk material transport) and stimulation equipment (nitrogen, blending and pumping) as well as proprietary automated monitoring and control systems. This segment also designs and constructs automated bulk material handling and loading facilities for major oilfield service companies.

   Chemical and Equipment Specialties, Inc. was incorporated June 27, 2000, and the operations for the period ended September 30, 2000 were immaterial.

   Revenue Recognition

   The specialty chemical segment recognizes revenues at the date of delivery, and accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts.

   The equipment manufacturing segment recognizes revenues from manufacturing contracts under the percentage-of-completion method of accounting, generally in the ratio in which costs incurred bear to total estimated costs at completion. All known or anticipated losses on contracts are recognized in full when such amount becomes apparent. Contract costs include all direct labor and material costs and those indirect costs related to job performance. General and administrative costs are charged to expense as incurred. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

   The asset, costs and estimated earnings in excess of billings on uncompleted contracts, represents revenues recognized in excess of amounts billed. The liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized.

   Billings are rendered under terms of customer contracts. Accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts receivable based on collection experience and current review of collectibility of accounts. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


   Cash and Cash Equivalents

   The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2001, the Company had deposits in excess of federally insured limits.

   Inventories

   Inventories are valued at the lower of cost or market. Cost is determined under the first-in, first-out or weighted average methods. Finished goods inventory include raw materials, direct labor and production overhead.

   Property and Equipment

   Property and equipment are presented at cost. The cost of ordinary maintenance and repairs is charged to operations, while replacements are capitalized. Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives using the straight-line method. Depreciation is based upon the following estimated useful lives:

               Buildings and improvements           20   years
               Machinery and equipment           3 - 5   years
               Computer equipment                    5   years
               Furniture and fixtures                5   years
               Transportation                        3   years

   The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   Goodwill

   Goodwill arises from the acquisition of assets prior to June 30, 2001, at an amount in excess of their fair market value. Amortization is computed by the straight-line method over the estimated useful life of the asset of 20 years. (See new accounting pronouncements.)

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


   Income Taxes

   The Company will file a consolidated federal income tax return. Income taxes are computed based upon rates prevailing at year end.

   The Company provides deferred income taxes for the expected future tax consequences based upon differences between the financial reporting and tax bases of assets and liabilities and are based on enacted tax laws and rates.

   Start-Up Costs

   Start-up costs are expensed as incurred.

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Interim Financial Statements (Unaudited)

   In the opinion of management, the unaudited interim financial statements at September 30, 2001, and for the nine months then ended, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company's financial position, results of operations, shareholders' equity and cash flows for the interim period. The combined results of operations and cash flows for the nine months ended September 30, 2001 are not necessarily indicative of the results which would be expected for a full year.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


   New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. The Company does not believe that the prospective adoption of this standard will have a material impact on its consolidated financial statements. SFAS No. 142 changes the accounting for goodwill and certain other intangible assets from an amortization method to an impairment only approach. Due to the adoption of SFAS No. 142, the Company will not amortize goodwill beginning in fiscal 2002. The goodwill amortization expense during the nine months ended September 30, 2001, was $270,036. The Company will complete its initial impairment assessment as required by SFAS No. 142 by December 31, 2002. The Company does not anticipate this assessment will result in a material write down during fiscal 2002.

Note 2 - Acquisitions

Effective January 1, 2001, the Company acquired the following entities in purchase transactions:


                                        Consideration Paid for Acquired Companies
------------------------------------------------------------------------------------------------------------------
                                                              Promissory           Common              Total
               Company                        Cash               Notes              Stock          Consideration
-----------------------------------     ----------------   ----------------   ----------------  ------------------
Esses, Inc.                             $      4,000,000   $      1,000,000   $      1,000,000  $        6,000,000
Plainsman Technology, Inc.                     1,850,000                               250,000           2,100,000
Neal's Technology, Inc.                          500,000            400,000            250,000           1,150,000
Padko International, Inc.                        237,600                               250,000             487,600
                                        ----------------   ----------------   ----------------  ------------------
                                        $      6,587,600   $      1,400,000   $      1,750,000  $        9,737,600
                                        ================   ================   ================  ==================

In June, 2001, the Company entered into an agreement and plan of reorganization (the Agreement) with Material Translogistics, Inc. dba Gillespie Consulting Company (Gillespie). At the closing of the Agreement, all issued and outstanding common stock of Gillespie was exchanged for 20,000 shares of common stock and the right to receive an additional 20,000 shares upon the satisfaction of certain contingencies.

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


As part of the Agreement, Gillespie also sold to the Company certain intangible assets, including customer lists, business records and contract rights, in consideration of $600,000. The Company did not purchase any other assets owned or leased by Gillespie, and did not assume any liability of Gillespie.

The common stock in these transactions was valued at $10 per share.

The above transactions generated approximately $7,670,000 in goodwill.

The following unaudited proforma information represents the combined results of operations as if the acquisitions had been combined as of January 1, 2000:

             Revenues                                         $  8,704,000
                                                              ============
             Net income                                       $    383,000
                                                              ============

The proforma information is not necessarily indicative of operating results that would have occurred if the acquisition had been consummated as of January 1, 2000, nor is it necessarily indicative of future operating results. The actual results of operations of an acquired company are included in these consolidated financial statements only from the date of acquisition.

Note 3 - Inventories

Inventories consisted of the following at September 30, 2001:

             Raw materials                                    $    537,418

             Finished goods                                        666,664
                                                              ------------
                                                              $  1,204,082
                                                              ============
Note 4 - Construction Contracts in Progress

Information regarding contracts in progress at September 30, 2001, is as follows:

             Costs incurred on uncompleted contracts          $  2,244,777
             Estimated earnings on uncompleted contracts           138,059
                                                              ------------
                                                                 2,382,836

             Less: Billings to date                              1,236,730
                                                              ------------
                                                              $  1,146,106
                                                              ============

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


The Company has a backlog of approximately $600,000 at September 30, 2001.

Note 5 - Capital Lease Obligations

Effective March 2001, the Company entered into a lease and purchase agreement with a third party for the purchase of land and buildings. The purchase of the property will occur upon completion of an initial lease term of 12 months. Lease payments during the initial term are $3,000/month. The total purchase price of the property is $675,000. Lease payments made during the initial lease term will be applied towards the purchase price, which will be payable at the closing in cash.

Future minimum lease payments under the capital lease, together with the present value of the minimum lease payments at September 30, 2001, are as follows:

Total minimum lease payments year ending September 30, 2002      $654,000
  Less: amount representing interest                              (22,175)
                                                                 --------
    Present value of minimum lease payments                      $631,825
                                                                 ========
Assets recorded under the capital lease consist of:

             Land                                                $     60,000

             Buildings                                                570,794
                                                                 ------------
                                                                 $    630,794
                                                                 ============

Note 6 - Short-Term Debt

Short-term debt at September 30, 2001, consists of the following:

  $1,414,020 Legacy Bank revolving line-of-credit, bearing
   interest at the prime rate plus 1%, due in May, 2002
  (see Note 7)                                                   $  1,414,020

  Current portion of long-term debt                                   521,552
                                                                 ------------
                                                                 $  1,935,572
                                                                 ============
Note 7 - Long-Term Debt

Long-term debt at September 30, 2001, consists of the following:

  Notes payable to shareholders, unsecured, interest at 9%,
    payable quarterly beginning March, 2001, principal due
    in five annual installments of $200,000 beginning January,
    2002 until December, 2005                                    $  1,000,000

  Note payable to Legacy Bank, bearing interest at the prime rate plus 1%, payable in monthly installments of $45,179
    including interest, due in January, 2008                        2,520,527

  Notes payable to Duncan Area Economic Development Foundation, unsecured, interest at 6%, payable in monthly installments
    of $1,934 including interest, due in May, 2006                     92,061

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


  Note payable to Legacy Bank, interest at the prime rate plus
   1%, due in September, 2004                                     502,550
                                                              -----------

                                                                4,115,138

Less: Current maturities                                          521,552
                                                              -----------
                                                              $ 3,593,586
                                                              ===========

The notes payable to Legacy Bank are secured by all the assets of the Company.

The following is a schedule of future maturities of long-term debt:

                   Year Ending September 30,
                   -------------------------
                             2002                            $  521,552
                             2003                               554,443
                             2004                             1,093,280
                             2005                               630,765
                             2006                               664,476
                          Thereafter                            650,622
                                                             ----------
                                                             $4,115,138
                                                             ==========
Note 8 - Federal Income Tax

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                             September 30, December 31,
                                                 2001          2000
                                              -----------  ------------

Federal income tax (benefit) at 34%           $ (71,405)    $ (53,968)
Nondeductible items                               8,610         1,132
Other                                              (205)         (164)
Change in valuation allowance                    63,000        53,000
                                              ---------     ---------
                                              $       0     $       0
                                              =========     =========

                   CHEMICAL AND EQUIPMENT SPECIALTIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                   September 30, 2001 and December 31, 2000
    (Information for the Nine Months Ended September 30, 2001 is unaudited)


The components of deferred taxes are as follows:

Allowance for doubtful accounts              $      67,000
Net operating loss carryforward                     39,000   $   50,000
Book depreciation in excess of tax                  10,000        3,000
                                             -------------   ----------
                                                   116,000       53,000
                                             -------------   ==========
Valuation allowance                               (116,000)      53,000)
                                             -------------   ----------
                                             $           0   $        0
                                             =============   ==========

At December 31, 2000, the Company had net operating loss carryforwards available to offset future taxable income of approximately $146,000, expiring in 2010. Under federal tax law, the amount and availability of loss carryforwards are subject to a variety of interpretations and restrictive tests applicable to the Company. The utilization of such carryforwards could be limited or effectively lost upon certain changes in ownership. Accordingly, while the Company believes certain loss carryforwards are available to it, no assurance can be given concerning such loss carryforwards or whether such loss carryforwards will be available in the future. An allowance has been recorded to fully offset the net deferred tax asset.

Note 9 - Related Party Transactions

The Company has accounts payable to shareholders totaling $14,919 and $164,410 at September 30, 2001 and 2000, respectively.

As further described in Note 7 to these financial statements, the Company has notes payable to shareholders of $1,000,000 at September 30, 2001.

Note 10 - Operating Leases

The Company leases vehicles from a third party.

Future minimum lease payments on these leases are as follows:

                   Year Ending September 30,
                   -------------------------
                             2002               $  15,460
                             2003                   5,787
                                               ----------
                                                $  21,247
                                               ==========

Total rent expense for these vehicles was approximately $12,000 for the nine months ended September 30, 2001.

NOTE 11 - SEGMENT INFORMATION

The Company has two reportable segments: specialty chemicals and equipment manufacturing. The specialty chemical segment comprised of Plainsman Technology, Inc.; Esses, Inc. and Padko International, Inc. develop, manufacture and package innovative cementing and stimulation chemicals, including the development of environmentally neutral chemicals. The equipment manufacturing segment comprised of Neal's Technology, Inc. and Material Translogistics, Inc. dba Gillespie Consulting Company manufacture specialized cementing equipment (pumping and bulk material transport) and stimulation equipment (nitrogen, blending and pumping) as well as proprietary automated monitoring and control systems. This segment also designs and constructs automated bulk material handling and loading facilities for major oilfield service companies.

The Company's reportable segments are strategic business units that offer different products and services. They are managed separately, because each business requires different technology and marketing strategies.

The Company operates primarily in the United States. As of September 30, 2001, and for the nine months then ended, segment information is as follows:

                                  For the Nine Months Ended September 30, 2001
                           ----------------------------------------------------------
                            Specialty      Equipment
                            Chemicals    Manufacturing       Other          TOTAL
                           -----------   --------------   -----------   -------------
Net sales to external
 customers                  $6,355,562      $3,744,498                   $10,100,060

Income (Loss) from
 Operations                  1,087,724        (804,113)   $ (300,683)        (17,072)

Depreciation and
 amortization                  384,213          59,722        49,238         493,173

Total Assets                 9,953,344       4,083,236       828,454      14,865,034

Capital expenditures           670,878       1,112,857         4,825       1,788,560

                         INDEPENDENT AUDITORS' REPORT




Board of Directors
Esses, Inc.
Duncan, Oklahoma

We have audited the accompanying Balance Sheets of Esses, Inc. as of December 31, 2000 and 1999, and the related Statements of Earnings, Changes in Shareholders' Equity and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Esses, Inc. as of December 31, 2000 and 1999, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
June 28, 2001

                                  ESSES, INC.
                                BALANCE SHEETS



                                                                              DECEMBER 31,
                                                                    -------------------------------
                                                                        2000                1999
                                                                     ----------            --------
                                   ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                           $   14,310            $ 69,082
 Accounts receivable                                                    651,245             349,305
 Inventory                                                              356,812             188,300
 Prepaid expenses                                                           452               5,337
                                                                     ----------            --------

  Total Current Assets                                                1,022,819             612,024
                                                                     ----------            --------

PROPERTY AND EQUIPMENT
 Land                                                                    23,878              12,878
 Buildings and leasehold improvements                                    69,360              53,887
 Machinery and equipment                                                305,540             148,784
 Furniture and fixtures                                                  44,886              38,643
 Transportation                                                          34,804              34,208
                                                                     ----------            --------
                                                                        478,468             288,400
 Less: Accumulated depreciation                                         240,344             177,829
                                                                     ----------            --------
                                                                        238,124             110,571
                                                                     ----------            --------
DEPOSITS                                                                 13,721              11,927
                                                                     ----------            --------
                                                                     $1,274,664            $734,522
                                                                     ==========            ========

                             LIABILITIES

CURRENT LIABILITIES
 Current portion of long-term debt                                   $   32,985            $ 50,920
 Line-of-credit                                                         189,411             172,578
 Accounts payable                                                       283,063             185,450
 Accrued expenses                                                         8,127              80,132
                                                                     ----------            --------
  Total Current Liabilities                                             513,586             489,080
                                                                     ----------            --------
LONG-TERM DEBT                                                           27,406              60,655
                                                                     ----------            --------
                                                                        540,992             549,735
                                                                     ----------            --------

                           SHAREHOLDERS' EQUITY

COMMON STOCK, $1 par value, 50,000 shares authorized,
 30,000 shares issued and outstanding                                    30,000              30,000

RETAINED EARNINGS                                                       703,672             154,787
                                                                     ----------            --------
                                                                        733,672             184,787
                                                                     ----------            --------
                                                                     $1,274,664            $734,522
                                                                     ==========            ========

                      See notes to financial statements.

                                  ESSES, INC.
                            STATEMENTS OF EARNINGS



                          FOR THE YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------------------------
                               2000                                   1999
                            ----------                             ----------
                                                  PERCENT TO                             PERCENT TO
                              AMOUNT               REVENUES          AMOUNT               REVENUES
                          -------------        --------------    -----------------     --------------
REVENUES                     $3,755,748             100.0%          $1,921,661             100.0%

Cost of Revenues              2,153,039              57.3            1,237,304              64.4
                             ----------             -----           ----------             -----

GROSS MARGIN                  1,602,709              42.7              684,357              35.6

Operating Expenses              701,673              18.7              450,173              23.4
                             ----------             -----           ----------             -----

OPERATING INCOME                901,036              24.0              234,184              12.2
                             ----------             -----           ----------             -----

OTHER INCOME (EXPENSE)
 Interest expense               (22,195)              (.6)             (18,169)              (.9)
 Interest income                     44                                     43

                                (22,151)              (.6)             (18,126)              (.9)
                             ----------             -----           ----------             -----

NET EARNINGS                 $  878,885              23.4%          $  216,058              11.3%
                             ==========             =====           ==========             =====


                      See notes to financial statements.

                                  ESSES, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                             Common            Retained
                                                              Stock            Earnings            Total
                                                         ---------------   ----------------   ----------------
Balance - December 31, 1998                                      $30,000         $  67,208          $  97,208

Distributions                                                                     (128,479)          (128,479)

Net Earnings                                                                       216,058            216,058
                                                                 -------         ---------          ---------

Balance - December 31, 1999                                       30,000           154,787            184,787

Distributions                                                                     (330,000)          (330,000)

Net Earnings                                                                       878,885            878,885
                                                                 -------         ---------          ---------
Balance - December 31, 2000                                      $30,000         $ 703,672          $ 733,672
                                                                 =======         =========          =========

                      See notes to financial statements.

                                  ESSES, INC.
                           STATEMENTS OF CASH FLOWS

                                                                            FOR THE YEAR ENDED
                                                                               DECEMBER 31,
                                                                 -----------------------------------------
                                                                               2000                  1999
                                                                          ---------             ---------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net earnings                                                             $ 878,885             $ 216,058
 Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation                                                               62,515                18,880
 (Increase) Decrease in:
  Accounts receivable                                                      (301,940)             (162,978)
  Inventory                                                                (168,512)              (64,536)
  Prepaid expenses                                                            4,885                   121
  Deposits                                                                   (1,794)               (8,293)
 Increase (Decrease) in:
  Accounts payable                                                           97,613                67,003
  Accrued expenses                                                          (72,005)               79,654
                                                                          ---------             ---------
 Net Cash Provided By Operating Activities                                  499,647               145,909
                                                                          ---------             ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures                                                      (190,068)              (53,997)
                                                                          ---------             ---------
 Net Cash Used in Investing Activities                                     (190,068)              (53,997)
                                                                          ---------             ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Dividends paid                                                            (330,000)             (128,479)
 Proceeds from debt                                                          25,174                47,080
 Payments on debt                                                           (76,358)              (24,922)
 Net line-of-credit proceeds                                                 16,833                63,996
                                                                          ---------             ---------
 Net Cash Used in Financing Activities                                     (364,351)              (42,325)
                                                                          ---------             ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        (54,772)               49,587
Cash and Cash Equivalents - Beginning of Year                                69,082                19,495
                                                                          ---------             ---------
CASH AND CASH EQUIVALENTS - END OF YEAR                                   $  14,310             $  69,082
                                                                          =========             =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid during the year for interest                                   $  20,744             $  17,847
                                                                          =========             =========

                      See notes to financial statements.

                                  ESSES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999


NOTE 1 - ACCOUNTING POLICIES

Esses, Inc. (the Company) maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below:

 DESCRIPTION OF BUSINESS

 The Company is primarily engaged in purchasing, manufacturing and selling dry and liquid stimulation additives. The Company distributes these additives to the oil and gas service industry throughout the United States of America.

 INCOME RECOGNITION

 Revenues are recognized at the date of delivery, and accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts. There was no allowance for doubtful accounts at December 31, 2000 and 1999.

 CASH AND CASH EQUIVALENTS

 The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2000, the Company had deposits in excess of federally insured limits.

 INVENTORIES

 Inventories are valued at the lower of cost or market. Cost is determined under the weighted average method. Finished goods inventory include raw materials, direct labor and production overhead.

 PROPERTY AND EQUIPMENT

 Property and equipment are presented at cost. The cost of ordinary maintenance and repairs is charged to operations, while replacements are capitalized. Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives using the straight-line method for building and improvements and double declining method for the remainder. Depreciation is based upon the following estimated useful lives:

        Building and improvements            20 years
        Machinery and equipment             3-5 years
        Furniture and fixtures                5 years
        Transportation                        3 years

                                  ESSES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999

 FEDERAL INCOME TAX

 The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, net income or losses are reportable for tax purposes by the shareholders. Accordingly, no federal income taxes are included in the accompanying financial statements.

 USE OF ESTIMATES

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - INVENTORY

Inventory as of December 31, 2000 and 1999, consisted of the following:

                                    2000                 1999
                                    ----                 ----
Raw materials                     $243,363             $121,471
Finished goods                     113,449               66,829
                                  --------             --------
                                  $356,812             $188,300
                                  ========             ========

NOTE 3 - LINE-OF-CREDIT

The line-of-credit at December 31, 2000 and 1999, is as follows:

                                    2000                1999
                                    ----                ----

$250,035 Line-of-credit, secured
 by accounts receivable,
 inventory, contract rights,
 general intangibles and
 property and equipment, bearing
 interest at prime plus 1.00%,
 due November, 2001               $189,411            $172,578
                                  ========            ========

In connection with the revolving line-of-credit, the Company has entered into a loan agreement which contains certain restrictive covenants. As of December 31, 2000, the Company was in compliance with these covenants.

                                  ESSES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999


NOTE 4 - LONG-TERM DEBT

Long-term debt as of December 31, 2000 and 1999, is as follows:

                                                                           2000                1999
                                                                        -------            --------
Note payable to bank, secured by real estate, payable in
 monthly installments of $795, including interest at
 8.75%, due June, 2003                                                  $21,367

Note payable to bank, secured by vehicle, payable in
 monthly installments of $655, including interest at 7.5%,
 due November, 2003                                                      20,533            $ 26,514

Note payable to bank, secured by substantially all assets
 of the Company, bearing interest at 9.25%, principle due
 at maturity in November, 2000                                                               20,000

Note payable to bank, secured by substantially all assets
 of the Company, payable in monthly installments of
 $1,360, including interest at 10%, due December, 2001                   15,241              28,366


Unsecured promissory note payable, due in monthly
 installments of $472, including interest at 10%, due
 September, 2001                                                          3,250               8,606

Note payable to related party, secured by real estate,
 payable in monthly principal installments of $685,
 including interest at 7%, due November, 2003, principal
 paid in entirety in 2000                                                                    28,089
                                                                        -------            --------
                                                                         60,391             111,575

 Less:   Current maturities                                              32,985              50,920
                                                                        -------            --------
                                                                        $27,406            $ 60,655
                                                                        =======            ========

                                  ESSES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999


Future maturities of long-term debt are as follows:

               Year Ending December 31,
           ---------------------------------

                      2001                           $32,985
                      2002                            15,745
                      2003                            11,661
                                                     -------
                                                     $60,391
                                                     =======

NOTE 5 - OPERATING LEASES

The Company leases vehicles from a third party.

Future minimum lease payments on these leases are as follows:

              Year Ending December 31,
          ---------------------------------

                      2001                           $15,460
                      2002                             7,604
                      2003                             1,267
                                                     -------
                                                     $24,331
                                                     =======

Auto lease expense for the years ended December 31, 2000 and 1999, totaled $15,474 and $7,048, respectively.

NOTE 6 - SIGNIFICANT CUSTOMERS

During the year ended December 31, 2000, the Company sold chemicals to three customers during the normal course of business representing 34%, 29% and 11%, respectively, of the Company's sales revenue for the year. At December 31, 2000, the Company had receivables from these customers representing approximately 50%, 23% and 11%, respectively, of the Company's trade accounts receivable.

During the year ended December 31, 1999, the Company sold chemicals to three customers during the normal course of business representing 29%, 27% and 19%, respectively, of the Company's sales revenue for the year. At December 31, 1999, the Company had receivables from these three customers representing approximately 49%, 19% and 0%, respectively, of the Company's trade accounts receivable.

                                  ESSES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999


NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company has a simplified employee pension plan for all eligible employees. The Company may elect to make contributions to individual retirement accounts for eligible employees up to a maximum of 15% of their income. Company contributions to the plan for the year ended December 31, 2000 were $29,625.

NOTE 8 - SUBSEQUENT EVENT

The shareholders of the Company entered into a stock purchase agreement with Chemical & Equipment Specialties, Inc. (CESI), an Oklahoma corporation, to sell all of the Company's common stock to CESI, effective January 2001. The purchase price of the stock consisted of $1,000,000 in notes payable to the shareholders, and 100,000 shares of CESI's common stock. In addition, the Company agreed to sell all of its intangible assets for $4,000,000.

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Plainsman Technology, Inc.
Marlow, Oklahoma

We have audited the accompanying Balance Sheets of Plainsman Technology, Inc. as of December 31, 2000 and 1999, and the related Statements of Operations and Comprehensive Loss, Changes in Shareholders' Equity and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plainsman Technology, Inc. as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
June 29, 2001

                          PLAINSMAN TECHNOLOGY, INC.
                                BALANCE SHEETS

                                                                                DECEMBER 31,
                                                                   ---------------------------------------
                                                                               2000                 1999
                                                                           ----------           ----------
                        ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                                 $   86,120           $   18,001
 Accounts receivable                                                          429,257              328,664
 Inventories                                                                  342,104              367,029
 Prepaid expenses                                                                 500                6,754
                                                                           ----------           ----------
  Total Current Assets                                                        857,981              720,448
                                                                           ----------           ----------
PROPERTY, PLANT AND EQUIPMENT
 Land                                                                          25,769               25,769
 Buildings and improvements                                                   406,418              406,418
 Plant equipment                                                              209,618              204,781
 Laboratory equipment                                                         128,971              127,245
 Furniture and fixtures                                                       165,710              165,710
 Transportation equipment                                                     238,645              238,645
                                                                           ----------           ----------
                                                                            1,175,131            1,168,568
 Less: Accumulated depreciation                                               931,841              876,200
                                                                           ----------           ----------
                                                                              243,290              292,368
INVESTMENTS IN MARKETABLE SECURITIES                                          204,573              269,526
OTHER ASSETS                                                                    8,049                8,624
                                                                           ----------           ----------
                                                                           $1,313,893           $1,290,966
                                                                           ==========           ==========
                              LIABILITIES
CURRENT LIABILITIES
 Current portion of long-term debt                                         $   53,429            $   87,277
 Accounts payable                                                             300,578               230,990
 Accrued liabilities                                                           40,832                10,728
                                                                           ----------            ----------
  Total Current Liabilities                                                   394,839               328,995
LONG-TERM DEBT                                                                                        7,609
                                                                           ----------            ----------
                                                                              394,839               336,604
                      SHAREHOLDERS' EQUITY
COMMON STOCK, par value $1 per share, 100,000 shares authorized
 and issued                                                                   100,000               100,000
PAID-IN CAPITAL                                                               136,146               136,146
RETAINED EARNINGS                                                           1,061,862             1,097,930
ACCUMULATED OTHER COMPREHENSIVE INCOME                                         38,594                37,834
Less: Treasury stock - at cost, 54,569 shares                                (417,548)             (417,548)
                                                                           ----------            ----------
                                                                              919,054               954,362
                                                                           ----------            ----------
                                                                           $1,313,893            $1,290,966
                                                                           ==========            ==========

                      See notes to financial statements.

                          PLAINSMAN TECHNOLOGY, INC.
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                              FOR THE YEAR ENDED
                                                                                 December 31,
                                                                   -----------------------------------------
                                                                              2000                  1999
                                                                           ----------            ----------
SALES                                                                      $2,768,478            $1,681,005
Cost of Goods Sold                                                          1,619,863               995,612
                                                                           ----------            ----------
GROSS PROFIT                                                                1,148,615               685,393
Operating Expenses                                                          1,177,741             1,016,683
                                                                           ----------            ----------
LOSS FROM OPERATIONS                                                          (29,126)             (331,290)
                                                                           ----------            ----------
OTHER INCOME (EXPENSE)
 Dividend income                                                                                      5,000
 Interest expense                                                              (6,755)              (11,410)
 Gain (Loss) on sale of assets                                                   (187)               55,585
                                                                           ----------            ----------
                                                                               (6,942)               49,175
                                                                           ----------            ----------
NET LOSS                                                                      (36,068)             (282,115)
OTHER COMPREHENSIVE INCOME
 Unrealized holding gains arising during period                                 1,556                16,990
 Less: Reclassification adjustment for gains included in net
  income                                                                         (796)               16,205
                                                                           ----------            ----------
                                                                                  760                   785
                                                                           ----------            ----------
COMPREHENSIVE LOSS                                                         $  (35,308)           $ (281,330)
                                                                           ==========            ==========

                      See notes to financial statements.

                          PLAINSMAN TECHNOLOGY, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                        ACCUMULATED
                                                                                           OTHER                        TOTAL
                                                 COMMON      PAID-IN      RETAINED     COMPREHENSIVE    TREASURY     SHAREHOLDERS'
                                                  STOCK      CAPITAL      EARNINGS        INCOME          STOCK         EQUITY
                                                ---------   ---------   ------------   -------------   ----------    -------------
Balance - December 31, 1998                      $100,000    $136,146    $1,380,045          $37,049    $(417,548)    $1,235,692
Net Loss                                                                   (282,115)                                    (282,115)
Change in Unrealized Net Gains on Marketable
 Securities                                                                                      785                         785
                                                ---------   ---------   -----------    -------------   ----------    -----------
Balance - December 31, 1999                       100,000     136,146     1,097,930           37,834     (417,548)       954,362
Net Loss                                                                    (36,068)                                     (36,068)
Change in Unrealized Net Gains on Marketable
 Securities                                                                                      760                         760
                                                ---------   ---------   -----------    -------------   ----------    -----------
Balance - December 31, 2000                      $100,000    $136,146    $1,061,862          $38,594    $(417,548)    $  919,054
                                                =========   =========    ==========          =======   ==========     ==========

                      See notes to financial statements.

                          PLAINSMAN TECHNOLOGY, INC.
                           STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEAR ENDED
                                                                                 DECEMBER 31,
                                                                   -----------------------------------------
                                                                                 2000                  1999
                                                                            ---------             ---------
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES:
 Net loss                                                                   $ (36,068)            $(282,115)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
   Depreciation and amortization                                               56,216                82,995
   Bad debt expense                                                                                  17,450
   (Gain) Loss on sale of assets                                                  187               (55,585)
   (Increase) Decrease in:
     Accounts receivable                                                     (100,593)              (15,176)
     Inventory                                                                 24,925                90,727
     Prepaids                                                                   6,254                (6,254)
   Increase in:
     Accounts payable                                                          69,588                22,968
     Accrued expenses                                                          30,104                 7,333
     Other assets                                                                                    15,300
                                                                            ---------             ---------
  Net Cash Provided by (Used in) Operating Activities                          50,613              (122,357)
                                                                            ---------             ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of property and equipment                                         (6,563)              (40,371)
 Proceeds from sale of assets                                                  66,891               159,104
 Purchases of marketable securities                                            (1,365)
                                                                            ---------             ---------
  Net Cash Provided by Investing Activities                                    58,963               118,733
                                                                            ---------             ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from debt                                                           (61,457)              (56,612)
 Payments of debt                                                              20,000                61,835
                                                                            ---------             ---------
  Net Cash Provided by (Used in) Financing Activities                         (41,457)                5,223
                                                                            ---------             ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          (68,119)                1,599
Cash and Cash Equivalents - Beginning of Year                                  18,001                16,402
                                                                            ---------             ---------
CASH AND CASH EQUIVALENTS - END OF YEAR                                     $  86,120             $  18,001
                                                                            =========             =========

NONCASH INVESTING AND FINANCING ACTIVITIES
 Unrealized gain on marketable securities                                   $     760             $     785
                                                                            =========             =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash Paid for Interest                                                     $   6,755             $  11,411
                                                                            =========             =========

                      See notes to financial statements.

                          PLAINSMAN TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999



NOTE 1 - ACCOUNTING POLICIES

Plainsman Technology, Inc. (the Company) maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations and cash flows are summarized as follows:

 DESCRIPTION OF BUSINESS

 The Company is primarily engaged in purchasing, manufacturing and selling dry and liquid cementing and stimulation additives. The Company distributes these additives to the oil and gas service industry throughout the United States of America.

 INCOME RECOGNITION

 Revenues are recognized at the date of delivery and accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts. There was no allowance for doubtful accounts at December 31, 2000 and 1999.

 CASH AND CASH EQUIVALENTS

 The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2000 the Company had deposits in excess of federally insured limits.

 INVENTORIES

 Inventories are valued at the lower of average cost or market. Cost is determined under the weighted average method. Finished goods inventory include raw materials, direct labor and production overhead.

 INVESTMENTS IN MARKETABLE SECURITIES

 The Company accounts for equity securities as available-for-sale securities and reports them at fair value, principally determined by the closing price on independent stock exchanges, with unrealized gains and losses being reported as a component of accumulated other comprehensive income.

                          PLAINSMAN TECHNOLOGY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999


 PROPERTY AND EQUIPMENT

 Property and equipment are presented at cost. Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives, using the straight-line and declining-balance methods. Depreciation is based upon the following estimated useful lives:

          Buildings and improvements      20 years
          Equipment                      3-5 years
          Furniture and fixtures           5 years
          Transportation equipment         3 years

 The cost of ordinary maintenance and repairs is charged to operations.

 FEDERAL INCOME TAX

 Federal income tax expense in these statements is computed at prevailing tax rates.

 The Company provides deferred income taxes for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

 USE OF ESTIMATES

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - INVENTORIES

Inventories consist of the following at December 31, 2000 and 1999:

                                         2000                 1999
                                         ----                 ----
 Raw materials                         $203,965             $169,522
 Finished goods                         138,139              197,507
                                       --------             --------
                                       $342,104             $367,029
                                       ========             ========

                          PLAINSMAN TECHNOLOGY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999

NOTE 3 - MARKETABLE SECURITIES

The gross realized proceeds from the sale of investments were $66,891 and $131,636 for the years ended December 31, 2000 and 1999, respectively.

The gross unrealized gains on available-for-sale securities were $26,544 and $9,185 for the years ended December 31, 2000 and 1999, respectively.

The gross unrealized losses on available-for-sale securities were $25,784 and $8,400 for the years ended December 31, 2000 and 1999, respectively.

NOTE 4 - LONG-TERM DEBT

Long-term debt as of December 31, 2000 and 1999, is as follows:

                                                                           2000             1999
                                                                         -------          -------
$100,000 Bank revolving line-of-credit, secured by land,
 accounts receivable, inventory and equipment, bearing
 interest at 10.5%, interest payable quarterly, due September,
 2001                                                                    $41,609          $44,089

Note payable to bank, secured by land, accounts receivable,
 inventory and equipment, payable in monthly installments of
 $1,351 including interest at 10.5%, due on demand or if no
 demand is made, in September, 2001                                       11,820           26,227

Note payable to bank, secured by vehicle, payable in monthly principal installments of $787 including interest at prime
 plus 2%, due in September, 2000                                                            7,028

Note payable to bank, secured by vehicle, payable in monthly principal installments of $494 including interest at prime
 plus 2%, due in October, 2000                                                              6,252

Note payable to bank, secured by vehicle, payable in monthly principal installments of $375 including interest at 8.5%,
 due in October, 2002                                                                      11,290
                                                                         -------          -------
                                                                          53,429           94,886
Less: Current portion                                                     53,429           87,277
                                                                         -------          -------
                                                                         $     0          $ 7,609
                                                                         =======          =======

                          PLAINSMAN TECHNOLOGY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company leases two warehouse facilities. One of the facilities is leased from a majority shareholder. Both leases are on a month-to-month basis and have been classified as operating leases. Total rent expense was $20,280 for the years ended December 31, 2000 and 1999. Rent expense attributable to the related party totaled $11,280 for the years ended December 31, 2000 and 1999.

NOTE 6 - FEDERAL INCOME TAXES

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                                                                   DECEMBER 31,
                                                                          -------------------------------
                                                                             2000                  1999
                                                                          ---------             ---------
Federal income tax (benefit) at 34%                                       $ (12,263)            $ (95,919)
Nondeductible items                                                           2,263                 5,903
Nontaxable income                                                                                 (14,226)
Change in valuation allowance                                                10,000               104,242
                                                                          ---------             ---------
                                                                          $       0             $       0
                                                                          =========             =========

The components of the deferred tax asset are as follows:
                                                                                   DECEMBER 31,
                                                                          -------------------------------
                                                                             2000                  1999
                                                                          ---------             ---------
 Net operating loss carryforward                                          $ 150,000             $ 140,000
 Valuation allowance                                                       (150,000)             (140,000)
                                                                          ---------             ---------
                                                                          $       0             $       0
                                                                          =========             =========

At December 31, 2000, the Company had net operating loss carryforwards available to offset future taxable income of approximately $444,000. Under federal tax law, the amount and availability of loss carryforwards (and certain other tax attributes) are subject to a variety of interpretations and restrictive tests applicable to the Company. The utilization of such carryforwards could be limited, based upon certain changes in ownership. An allowance has been recorded to properly value the deferred tax asset at December 31, 2000 and 1999.

NOTE 7 - SIGNIFICANT CUSTOMERS

During the year ended December 31, 2000, the Company had sales of approximately $688,000 to two customers in the normal course of business, representing 25% of the Company's sales revenue for the period. At December 31, 2000, the Company had receivables from these two customers in the approximate amount of $105,000, representing 24% of the Company's trade accounts receivable.

                          PLAINSMAN TECHNOLOGY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999

During the year ended December 31, 1999, the Company had sales of approximately $423,000 to two customers in the normal course of business, representing 25% of the Company's sales revenue for the period. At December 31, 1999, the Company had receivables from these two customers in the approximate amount of $85,000, representing 26% of the Company's trade accounts receivable.

NOTE 8 - EMPLOYEE BENEFIT PLAN

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code for all eligible employees. All eligible employees are permitted to defer compensation up to a maximum of 15% of their income, subject to limitations imposed by the Internal Revenue Service. The Company makes contributions which amount to 50% of employees' contributions, up to a maximum of 5% of eligible compensation. The Company contributed $16,110 and $14,660 for 2000 and 1999, respectively.

NOTE 9 - SUBSEQUENT EVENT

In January 2001, the Company entered into a stock acquisition agreement (the Agreement) with Chemical and Equipment Specialties, Inc. (CESI), an Oklahoma corporation. At the closing of the Agreement, CESI acquired all of the common stock of the Company in consideration of $1,850,000 cash and 25,000 shares of CESI stock.

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Neal's Technology, Inc.
Duncan, Oklahoma


We have audited the accompanying Balance Sheet of Neal's Technology, Inc. as of December 31, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Neal's Technology, Inc. as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
September 28, 2001

                            NEAL'S TECHNOLOGY, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2000


                            ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                                                 $121,061
 Accounts receivable                                                                            419
 Inventories                                                                                 13,605
 Costs and estimated earnings in excess of billings on
  uncompleted contracts                                                                     566,291
 Prepaid expenses                                                                             5,825
                                                                                           --------

  Total Current Assets                                                                      707,201

PROPERTY AND EQUIPMENT
 Machinery and equipment                                               $174,738
 Furniture and office equipment                                          43,293
 Leasehold improvements                                                  53,652
                                                                       --------
                                                                        271,683
 Less: Accumulated depreciation                                         156,872             114,811
                                                                       --------            --------
                                                                                           $822,012
                                                                                           ========
                           LIABILITIES
CURRENT LIABILITIES
 Notes payable                                                                             $174,839
 Accounts payable                                                                           247,005
 Billings in excess of costs and estimated earnings on
  uncompleted contracts                                                                      38,505
 Accrued expenses                                                                             4,940
                                                                                           --------
  Total Current Liabilities                                                                 465,289

                          SHAREHOLDERS' EQUITY
COMMON STOCK - no par value, 50,000 shares authorized,
 10,000 shares issued and outstanding                                  $ 10,000
CONTRIBUTED CAPITAL                                                      50,000
RETAINED EARNINGS                                                       296,723             356,723
                                                                       --------            --------
                                                                                           $822,012
                                                                                           ========

                       See notes to financial statement.

                            NEAL'S TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENT
                               DECEMBER 31, 2000


NOTE 1 - ACCOUNTING POLICIES

Neal's Technology, Inc. (the Company) maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position are summarized below:

 DESCRIPTION OF BUSINESS

 Neal's Technology, Inc. has contracts to manufacture, to exacting specifications, specialized cementing equipment (pumping and bulk material transport) and stimulation equipment (nitrogen, blending and pumping). Also manufactured are proprietary automated monitoring and control systems, both vehicle mounted and hand portable. Equipment design and automation are performed in-house. Neal's Technology is an ISO 9001 certified shop.

 REVENUE RECOGNITION FROM MANUFACTURING CONTRACTS

 Revenues from manufacturing contracts are recognized under the percentage-of-completion method of accounting, generally in the ratio in which costs incurred bear to total estimated costs at completion. All known or anticipated losses on contracts are recognized in full when such amount becomes apparent.

 Contract costs include all direct labor and material costs and those indirect costs related to job performance. General and administrative costs are charged to expense as incurred.

 Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

 The asset, costs and estimated earnings in excess of billings on uncompleted contracts, represents revenues recognized in excess of amounts billed. The liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized.

 Billings are rendered under terms of customer contracts. Accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts receivable based on collection experience and current review of collectibility of accounts. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. There was no such allowance recorded at December 31, 2000.

 INVENTORY

 Inventory, which consists of raw materials and supplies used in the manufacturing process, is carried at the lower of cost (as determined by the first-in, first-out method) or market.

                            NEAL'S TECHNOLOGY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)
                               DECEMBER 31, 2000


 PROPERTY AND EQUIPMENT

 Property and equipment are recorded at cost. Depreciation is computed at rates considered sufficient to amortize the costs of the assets over their estimated useful lives using the straight-line method. Depreciation is based on the following estimated useful lives:

      Machinery and equipment             3-5 years
      Furniture and office equipment        5 years
      Leasehold improvements               20 years

 FEDERAL INCOME TAX

 The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, net income or losses are reportable for tax purposes by the shareholders. Accordingly, no federal income taxes are included in the accompanying financial statements.

 CASH AND CASH EQUIVALENTS

 The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2000, the Company had deposits in excess of federally insured limits.

 USE OF ESTIMATES

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - CONSTRUCTION CONTRACTS IN PROGRESS

Information regarding contracts in progress is as follows:

                                                     December 31,
                                                        2000
                                                     ------------
 Costs incurred on uncompleted contracts              $ 656,243
 Estimated earnings on uncompleted contracts            273,736
                                                      ---------
                                                        929,979
 Less: Billings to date                                (402,193)
                                                      ---------
                                                      $ 527,786
                                                      =========

                            NEAL'S TECHNOLOGY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)
                               DECEMBER 31, 2000

The net under billed revenues are included in the accompanying Balance Sheet as follows:

                                                                December 31,
                                                                    2000
                                                                ------------

 Costs and estimated earnings in excess of billings on
  uncompleted contracts                                           $566,291

 Billings in excess of costs and estimated earnings on
  uncompleted contracts                                             38,505
                                                                  --------
                                                                  $527,786
                                                                  ========

The Company has a backlog of approximately $900,000 at December 31, 2000.

NOTE 3 - NOTES PAYABLE

Notes payable as of December 31, 2000, are as follows:

Note payable to bank, secured by equipment, inventory and
 accounts receivable, payable on demand or, if no demand
 made, in monthly installments of $990 including interest
 at 9.673%, due June, 2002                                        $ 43,038

Note payable to bank, secured by equipment, inventory and
 accounts receivable, payable on demand or, if no demand
 made, in one principal payment in January, 2001, interest
 at 9.673% payable monthly                                         131,801
                                                                  --------
                                                                  $174,839
                                                                  ========

NOTE 4 - SUBSEQUENT EVENT

In January 2001, the Company entered into a stock acquisition agreement (the Agreement) with Chemical and Equipment Specialties, Inc. (CESI), an Oklahoma corporation. At the closing of the Agreement, CESI acquired all of the common stock of the Company in consideration of $400,000 notes payable and 10,000 shares of CESI stock.

As part of the Agreement, the Company also sold to CESI certain intangible assets, including customer lists, business records and contract rights, in consideration of $500,000.

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Padko International Incorporated
Duncan, Oklahoma


We have audited the accompanying Balance Sheets of Padko International Incorporated as of December 31, 2000 and 1999, and the related Statements of Operations, Changes in Shareholders' Equity (Deficit), and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Padko International Incorporated as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
June 29, 2001

                       PADKO INTERNATIONAL INCORPORATED
                                BALANCE SHEETS

                                                                           DECEMBER 31,
                                                              --------------------------------------
                                                                           2000                 1999
                                                                       --------              -------
                            ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                             $  3,093              $ 9,270
 Accounts receivable                                                     23,235               37,605
 Federal income tax receivable                                            2,303
                                                                       --------              -------
   Total Current Assets                                                  28,631               46,875
                                                                       --------              -------
PROPERTY AND EQUIPMENT
 Furniture and office equipment                                           4,369                4,369
 Computer equipment                                                      12,699               12,699
 Automobile                                                              34,542               34,542
                                                                       --------              -------
                                                                         51,610               51,610
 Less:   Accumulated depreciation                                        48,122               41,233
                                                                       --------              -------
                                                                          3,488               10,377
                                                                       --------              -------
                                                                       $ 32,119              $57,252
                                                                       ========              =======
                           LIABILITIES
CURRENT LIABILITIES
 Current maturities of long-term debt                                  $ 17,759              $ 5,642
 Accounts payable                                                        30,923                9,258
 Accrued expenses                                                        21,607                1,318
 Federal income tax payable                                                                      931
                                                                       --------              -------
   Total Current Liabilities                                             70,289               17,149
LONG-TERM DEBT                                                                                17,759
DEFERRED FEDERAL INCOME TAX                                                                    7,000
                                                                       --------              -------
                                                                         70,289               41,908
                                                                       --------              -------
           SHAREHOLDERS' EQUITY (DEFICIT)
COMMON STOCK - $.10 par value, 500,000 shares authorized;
 150,000 shares issued                                                   15,000               15,000
RETAINED EARNINGS (DEFICIT)                                             (40,770)                 344
Less:  Treasury stock, 100,000 shares, at cost                          (12,400)
                                                                       --------              -------
                                                                        (38,170)              15,344
                                                                       --------              -------
                                                                       $ 32,119              $57,252
                                                                       ========              =======

                      See notes to financial statements.

                       PADKO INTERNATIONAL INCORPORATED
                           STATEMENTS OF OPERATIONS

                                                                                   FOR THE YEAR ENDED
                                                                                      DECEMBER 31,
                                                                             ------------------------------
                                                                                2000                  1999
                                                                             --------              --------
REVENUES                                                                     $377,772              $338,452
Cost of Revenues                                                              300,490               276,710
                                                                             --------              --------
GROSS MARGIN                                                                   77,282                61,742

EXPENSES:
Operating                                                                      76,886                13,047
Selling, general and administrative                                            51,333                56,667
                                                                             --------              --------
                                                                              128,219                69,714
                                                                             --------              --------
OPERATING LOSS                                                                (50,937)               (7,972)
OTHER INCOME (EXPENSE)
 Interest expense                                                              (2,110)               (3,191)
 Other                                                                          2,630                 6,557
                                                                             --------              --------
                                                                                  520                 3,366
                                                                             --------              --------
LOSS BEFORE INCOME TAXES                                                      (50,417)               (4,606)
FEDERAL INCOME TAX EXPENSE (BENEFIT)
 Current                                                                       (2,303)                  931
 Deferred                                                                      (7,000)               (3,000)
                                                                             --------              --------
                                                                               (9,303)               (2,069)
                                                                             --------              --------
NET LOSS                                                                     $(41,114)             $ (2,537)
                                                                             ========              ========

                      See notes to financial statements.

                       PADKO INTERNATIONAL INCORPORATED
            STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999




                                  COMMON STOCK       RETAINED        TREASURY STOCK
                               ------------------    EARNINGS    ----------------------
                               SHARES     AMOUNT    (DEFICIT)     SHARES       AMOUNT      TOTAL
                               -------   --------   ----------   ---------   --------    ----------
Balance, December 31, 1998     150,000    $15,000    $  2,881                              $ 17,881
Net Loss                                               (2,537)                               (2,537)
                               -------    -------    --------    --------     --------     --------
Balance, December 31, 1999     150,000     15,000         344                                15,344

Purchase of Treasury Stock                                       (100,000)    $(12,400)     (12,400)

Net Loss                                              (41,114)                              (41,114)
                               -------    -------    --------    --------     --------     --------
Balance, December 31, 2000     150,000    $15,000    $(40,770)   (100,000)    $(12,400)    $(38,170)
                               =======    =======    ========    ========     ========     ========


                      See notes to financial statements.

                       PADKO INTERNATIONAL INCORPORATED
                           STATEMENTS OF CASH FLOWS


                                                                                      FOR THE YEAR ENDED
                                                                                         December 31,
                                                                            ---------------------------------------
                                                                                       2000                 1999
                                                                                     --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                                            $(41,114)            $ (2,537)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
   Depreciation                                                                         6,889               14,264
   Deferred federal income tax benefit                                                 (7,000)              (3,000)
   (Increase) Decrease in:
     Accounts receivable                                                               14,370               33,111
     Prepaid expenses                                                                                       72,248
     Federal income tax receivable                                                     (2,303)
   Increase (Decrease) in:
     Accounts payable                                                                  21,665              (37,952)
     Accrued expenses                                                                  20,289                1,478
     Customer deposits                                                                                     (85,024)
     Federal income tax payable                                                          (931)                (436)
                                                                                     --------             --------
   Net Cash Provided by (Used in) Operating Activities                                 11,865               (7,848)
                                                                                     --------             --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                                          (5,157)
                                                                                     --------             --------
   Net Cash Used in Investing Activities                                                                    (5,157)
                                                                                     --------             --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt                                                                                22,500
Payment of debt                                                                        (5,642)             (15,217)
Purchase of treasury stock                                                            (12,400)
                                                                                     --------             --------
   Net Cash Provided by (Used in) Financing Activities                                (18,042)               7,283
                                                                                     --------             --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (6,177)              (5,722)
Cash and Cash Equivalents - Beginning of Year                                           9,270               14,992
                                                                                     --------             --------
CASH AND CASH EQUIVALENTS - END OF YEAR                                              $  3,093             $  9,270
                                                                                     ========             ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                                               $    166             $  2,007
                                                                                     ========             ========
Cash paid for income taxes                                                           $    931             $  1,367
                                                                                     ========             ========

                      See notes to financial statements.

                       PADKO INTERNATIONAL INCORPORATED
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999


NOTE 1 - ACCOUNTING POLICIES

The Company maintains its accounts on the accrual basis of accounting in accordance with generally accepted accounting principles. Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below:

DESCRIPTION OF BUSINESS

The Company buys oilfield supplies and equipment (primarily from Plainsman Technology, Inc. and Neal's Technology, Inc.) and sells the products internationally.

INCOME RECOGNITION

Revenues are recognized at the date of delivery, and accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts based on current review of collectibility of accounts. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. There is no allowance for doubtful accounts at December 31, 2000 and 1999.

PROPERTY AND EQUIPMENT

Property and equipment are presented at cost. Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives using straight-line and accelerated methods. Depreciation is based upon the following estimated useful lives:

      Furniture and office equipment      5  years
      Computer equipment                  3  years
      Automobile                          3  years

FEDERAL INCOME TAX

Federal income tax expense in these statements is computed at prevailing tax rates.

The Company provides deferred income taxes for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

                       PADKO INTERNATIONAL INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999


CASH AND CASH EQUIVALENTS

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - LONG-TERM DEBT

Long-term debt is as follows:

                                                2000                 1999
                                              -------              -------
Note payable to shareholder, unsecured,
 interest at 10%, maturing February, 2001     $17,759              $17,759

Note payable to shareholder, secured by
 automobile, interest at  10.0%, payable
 in monthly installments of $960, including
 interest, until June, 2000                                          5,642
                                              -------              -------
                                               17,759               23,401
 Less:   Current maturities                    17,759                5,642
                                              -------              -------
                                              $     0              $17,759
                                              =======              =======

                       PADKO INTERNATIONAL INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999

NOTE 3 - FEDERAL INCOME TAX

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                                                                 DECEMBER 31,
                                                                   -----------------------------------------
                                                                                2000                  1999
                                                                             --------               -------
Federal income tax (benefit) at the statutory rate                           $(17,142)              $(1,566)
Increase (Decrease) resulting from:
 Nondeductible expenses                                                         1,229                 1,169
 Surtax exemption                                                               2,918                 1,179
 Change in valuation allowance                                                  4,000
 Other items, net                                                                (308)               (2,851)
                                                                             --------               -------
                                                                             $ (9,303)              $(2,069)
                                                                             ========               =======

The components of the net deferred tax asset and net deferred tax liability are as follows:

                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                           2000                 1999
                                                                        -------              -------
Deferred tax asset:
 Net operating loss carryforward                                        $ 5,000
Deferred tax liability:
 Accelerated tax depreciation                                            (1,000)             $(7,000)
                                                                        -------              -------
Net deferred tax asset (liability)                                        4,000               (7,000)
Valuation allowance                                                      (4,000)
                                                                        -------
                                                                        $     0              $(7,000)
                                                                        =======              =======

At December 31, 2000, the Company had net operating loss carryforwards available to offset future taxable income of approximately $25,000, expiring in 2010. Under federal tax law, the amount and availability of loss carryforwards are subject to a variety of interpretations and restrictive tests applicable to the company. The utilization of such carryforwards could be limited or effectively lost upon certain changes in ownership. Accordingly, while the Company believes certain loss carryforwards are available to it, no assurance can be given concerning such loss carryforwards or whether such loss carryforwards will be available in the future. An allowance has been recorded to properly value the net deferred tax asset at December 31, 2000.

                       PADKO INTERNATIONAL INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2000 AND 1999


NOTE 4 - TRANSACTIONS WITH MAJOR CUSTOMERS

During the year ended December 31, 2000, the Company had sales of approximately $310,000 to two customers in the ordinary course of business, representing 82% of the Company's sales revenue for the period. All of the Company's accounts receivable at December 31, 2000, were due from one of these two customers.

During the year ended December 31, 1999, the Company had sales of approximately $244,000 to one customer in the normal course of business, representing 72% of the Company's sales revenues for the period. There were no accounts receivable from this customer at December 31, 1999.

NOTE 5 - TRANSACTIONS WITH MAJOR VENDORS

During the year ended December 31, 2000, the Company had purchases of approximately $173,000 from Neal's Technology, Inc. and $121,000 from Plainsman Technology, Inc. All of the Company's accounts payable were due to Plainsman Technology, Inc. at December 31, 2000.

During the year ended December 31, 1999, the Company had purchases of approximately $207,000 from Neal's Technology, Inc. and $59,000 from Plainsman Technology, Inc. The Company had accounts payable totaling $7,602 due to Plainsman Technology, Inc. at December 31, 1999. There were no accounts payable due to Neal's Technology, Inc. at December 31, 1999.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has notes payable to a shareholder totaling $17,759 and $23,401 at December 31, 2000 and 1999, respectively.

NOTE 7 - SUBSEQUENT EVENT

In January 2001, the Company entered into a stock purchase agreement (the Agreement) with Chemical and Equipment Specialties, Inc. (CESI), an Oklahoma corporation. At the closing of the Agreement, all issued and outstanding common stock of the Company was purchased by CESI for $237,600. In addition, 25,000 shares of CESI's common stock were issued to the Company's shareholders.

                         INDEPENDENT AUDITORS' REPORT




Board of Directors
Material Translogistics, Inc.
dba Gillespie Consulting Company
Duncan, Oklahoma

We have audited the accompanying Statement of Earnings of Material Translogistics, Inc. dba Gillespie Consulting Company for the period April 5, 2000 (date operations commenced) to December 31, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Statement of Earnings referred to above presents fairly, in all material respects, the results of operations of Material Translogistics, Inc. dba Gillespie Consulting Company for the period April 5, 2000 (date operations commenced) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
July 13, 2001

                         MATERIAL TRANSLOGISTICS, INC.
                       DBA GILLESPIE CONSULTING COMPANY
                             STATEMENT OF EARNINGS
                 FOR THE PERIOD APRIL 5, 2000 (DATE OPERATIONS
                        COMMENCED) TO DECEMBER 31, 2000



REVENUES                              $424,379
Operating Expenses                     302,811
                                      --------
OPERATING INCOME                       121,568
                                      --------
OTHER INCOME (EXPENSE):
 Interest income                           752
 Interest expense                       (1,050)
                                      --------
                                          (298)
                                      --------
NET EARNINGS                          $121,270
                                      ========

                      See notes to financial statements.

                         MATERIAL TRANSLOGISTICS, INC.
                       DBA GILLESPIE CONSULTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

NOTE 1 - ACCOUNTING POLICIES

Material Translogistics, Inc. dba Gillespie Consulting Company (the Company) maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles which materially affect the results of operations are summarized below:

ORGANIZATION

Material Translogistics, Inc. was incorporated February 20, 2001, as a successor to the operations of Gillespie Consulting Company, a sole proprietorship owned by Michael Gillespie. As the assets and liabilities of Gillespie Consulting Company were not transferred to the new corporation, no balance sheet is presented.

DESCRIPTION OF BUSINESS

The Company designs and constructs bulk material handling facilities for the oil and gas services industry in the United States of America. Additionally, the Company offers design, construction, project management and maintenance services for related facilities.

INCOME RECOGNITION

Revenues for services are recognized as they are performed. Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts. There was no provision for doubtful accounts for the year ended December 31, 2000.

DEPRECIATION

Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives using the straight-line method. Depreciation expense totaled $15,991 for the year ended December 31, 2000.

FEDERAL INCOME TAX

No provision for federal income taxes has been made for the Company (a sole proprietorship), as these taxes are the responsibility of the owners.

                         MATERIAL TRANSLOGISTICS, INC.
                       DBA GILLESPIE CONSULTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2000


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - SUBSEQUENT EVENT

Effective June 29, 2001, the Company entered into an agreement and plan of reorganization (the Agreement) with Chemical and Equipment Specialties, Inc.
(CESI), an Oklahoma corporation. At the closing of the Agreement, all issued and outstanding common stock of the Company was converted into the right to receive up to 40,000 shares of CESI common stock. When so converted, the common stock of the Company will be automatically cancelled and retired.

As part of the Agreement, the Company also sold to CESI certain intangible assets, including customer lists, business records and contract rights, in consideration of $600,000. CESI did not purchase any other assets owned or leased by the Company, and did not assume any liability of the Company.

                Flotek Industries, Inc. and Acquired Businesses
               Unaudited Pro Forma Combined Financial Statements
                             Basis of Presentation

     Flotek Industries, Inc. (the "Company") merged with Chemical & Equipment Specialties, Inc. (CESI) on October 31, 2001 (the "Merger"). The Company is accounting for the Merger as a "reverse" acquisition of Flotek Industries, Inc. by CESI, in accordance with the purchase method of accounting. The purchase price has been allocated first to the fair value of assets acquired and liabilities assumed based on management's estimates of fair value, with the excess purchase price recorded to goodwill.

     CESI was incorporated on June 27, 2000 to acquire businesses in the specialty chemical and well service equipment manufacturing segments of the oilfield service industry. It had no revenues or operations prior to the acquisitions of Esses, Inc., Plainsman Technology, Inc., Neal's Technology, Inc., and Padko International, Inc. in January 2001. It subsequently acquired Material Translogistics, Inc. in June 2001. These five companies are referred to as the "CESI Acquired Businesses."

     The Company is reporting its results on a calendar year basis, effective with the current year ending December 31, 2001. CESI, which is treated as the
acquiring company, maintains its accounting on a calendar year basis.   Prior to
the Merger, Flotek Industries, Inc. maintained its accounting on the basis of a fiscal year ending the last day of February. Pursuant to regulations of the Securities and Exchange Commission, the Company is permitted, for the purpose of these pro forma financial statements, to combine statements of operations for periods which have different ending dates so long as the periods combined are of equal length and are not more than 93 days apart. The statements of operations for Flotek Industries, Inc. are presented on the basis of its prior fiscal year, as noted in the statements.

     The unaudited pro forma combined financial statements give effect to (1) the acquisition of the CESI Acquired Businesses by CESI, (2) the Merger, (3) the 120 to 1 reverse stock split which was given effect on November 5, 2001, (4) the conversion of all preferred stock of Flotek Industries, Inc. to common stock and
(5) the exercise of warrants to purchase Flotek Industries, Inc. common stock in connection with the Merger (collectively, the "Transactions"). The unaudited pro forma combined statement of operations for the year ended December 31, 2000 presents the acquisition of the CESI Acquired Companies by CESI separately from the other Transactions.

     The unaudited pro forma combined balance sheet gives effect to the Transactions which occurred subsequent to September 30, 2001 as if they had occurred on that date. The unaudited pro forma combined statements of operations give effect to the Transactions which are not reflected in the respective historical financial statements as if they had occurred at the beginning of each period presented. The unaudited pro forma combined financial statements include pro forma adjustments to the results of operations as follows: (1) pro forma increases in goodwill amortization attributable to the CESI Acquired Businesses using a 20-year estimated life, (2) pro forma increases in interest expense associated with borrowings used to finance the acquisition of the CESI Acquired Businesses, (3) pro forma adjustments to depreciation expense resulting from purchase price adjustments to the basis of fixed assets,
(4) adjustments to selling, general and administrative expenses to reflect (a) decreases in salaries and benefits associated with certain owners and managers of the CESI Acquired Businesses who were not employed by CESI after the acquisition of their businesses and who will not be replaced, (b) increases in salaries and benefits associated with members of CESI executive management who were not employed for the full period, (c) decreases in compensation expense attributable to distributions of funds from Subchapter S corporations designated for the payment of income taxes, (5) elimination of intercompany revenue transactions between CESI Acquired Businesses, and (6) adjustments to federal and state income tax provisions. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, there have been no pro forma adjustments for amortization of goodwill attributable to the Merger as it was initiated after June 30, 2001 and amortization of goodwill is not required for business combination initiated after that date. Additionally, no pro forma adjustments have been made for potential cost reductions which may result from consolidation efforts or economies of scale of the combined companies nor have there been any adjustments for potential incremental costs associated with increased corporate management and administration and system integration. Such potential cost reductions or incremental costs cannot be accurately quantified. The pro forma adjustments are based on preliminary estimates, available information and assumptions that management deems appropriate.

     The unaudited pro forma combined financial statements presented herein do not purport to represent what the Company's financial position or results of operations actually would have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of any of the acquired businesses.

Flotek Industries, Inc. and Subsidiaries
Unaudited Pro Forma Combined
Balance Sheet

September 30, 2001

                                                     Flotek
                                                   Industries,              Pro Forma            Pro Forma
                                 CESI               Inc. (1)               Adjustments           Combined
                               ---------         -------------            -------------        ------------
ASSETS
Current assets:
 Cash and cash equivalents     $   124,765       $     57,292              $  1,778,466 (b)    $ 1,734,738
                                                                               (225,785)(c)
 Accounts receivable, net        1,410,116          1,030,281                         -          2,440,397
 Inventories and work in
  progress                       2,350,188            999,404                         -          3,349,592
 Other current assets               38,469                  -                         -             38,469
                                ----------       ------------              ------------        -----------
  Total current assets           3,923,538          2,086,977                 1,552,681          7,563,196

Property and equipment, net      3,117,734            214,531                         -          3,332,265
Goodwill                         7,753,450            317,615                 5,037,795 (c)     13,108,860
Other assets                        70,312            200,288                         -            270,600
                                ----------       ------------              ------------        -----------
  Total assets                 $14,865,034       $  2,819,411              $  6,590,476        $24,274,921
                                ==========       ============              ============        ===========

 LIABILITIES AND
  STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and
  accrued expenses             $ 1,649,455       $    603,137              $          -        $ 2,252,592
 Short-term debt                 1,414,020            199,409                         -          1,613,429
 Current maturities of
  long-term debt                   521,552             11,000                         -            532,552
 Other current liabilities         631,825            140,839                         -            772,664
                                ----------       ------------              ------------        -----------
  Total current liabilities      4,216,852            954,385                         -          5,171,237

Long-term debt, less current
 maturities                      3,593,586            177,502                         -          3,771,088
Other liabilities                        -            294,216                  (294,216)(a)              -

Stockholders' equity:
 Common stock                       11,646         19,279,495               (23,452,410)(c)            485
                                                                              2,383,288 (a)
                                                                              1,778,466 (b)
 Preferred stock                         -          2,089,072                (2,089,072)(a)              -
 Additional paid-in capital      7,433,725            160,879                 8,128,282 (c)     15,722,886
 Retained earnings                (390,775)       (19,841,397)               19,841,397 (c)       (390,775)
 Other comprehensive loss                -           (294,741)                  294,741 (c)              -
                                ----------       ------------              ------------        -----------
  Total stockholders' equity     7,054,596          1,393,308                 6,884,692         15,332,596
                                ----------       ------------              ------------        -----------

  Total liabilities and
   stockholders' equity        $14,865,034       $  2,819,411              $  6,590,476        $24,474,921
                                ==========       ============              ============        ===========

(1)  Amounts for Flotek Industries, Inc. are as of August 31, 2001.

See accompanying basis of presentation and notes to unaudited pro forma combined financial statements.

Flotek Industries, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2000



                                                           CESI          Flotek
                                                         Pro Forma     Industries,    Pro Forma        Pro Forma
                                                        Combined (1)    Inc. (2)     Adjustments        Combined
                                                        -------------  -----------   ------------      -----------
REVENUES                                                  $8,703,612     $2,981,408    $         -     $ 11,685,020

EXPENSES:
  Cost of goods sold                                       4,524,063      1,394,284              -        5,918,347
  Selling, general and administrative                      2,407,299      1,454,731              -        3,862,030
  Depreciation and amortization                              683,454         90,547              -          774,001
                                                          ----------      ---------     ----------       ----------
     Total expenses                                        7,614,816      2,939,562              -       10,554,378

     Income from operations                                1,088,796         41,846              -        1,130,642

Other income (expense), net:
  Interest                                                  (430,440)       (83,968)             -         (514,408)
  Other                                                        2,443         52,490              -           54,933
                                                          ----------      ---------     ----------       ----------

     Income before income taxes                              660,799         10,368             -           671,167

Income tax expense                                           277,536              -         4,354 (ee)      281,890
                                                          ----------      ---------    -----------       ----------
     Net income                                           $  383,263      $  10,368    $   (4,354)          389,277
                                                          ==========      =========    ==========        ==========

Basic and Diluted Pro Forma Net Income per Share                                                       $       0.08
                                                                                                         ==========

Shares Used in Computing Pro Forma Income per Share                                                (ff)$  4,850,696
                                                                                                         ==========

(1)  See separate pro forma combined financial statement schedule attached.

(2) Amounts for Flotek Industries, Inc. are for the fiscal year ended February 28, 2001.

See accompanying basis of presentation and notes to unaudited pro forma combined financial statements.

Chemical & Equipment Specialties, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2000

                            Chemical &
                            Equipment                    Plainsman        Neal's           Padko            Material
                           Specialties,                  Technology,     Technology,    International,   Translogistics,
                            Inc. (CESI)    Esses, Inc.      Inc.            Inc.            Inc.              Inc.
                           ------------   ------------  ------------    ------------    -------------     ------------
REVENUES                   $         -    $ 3,755,748   $ 2,768,478     $ 1,671,235     $  377,772        $ 424,379

EXPENSES:
  Cost of goods sold                 -      2,153,039     1,619,863         744,671        300,490                -
  Selling, general and
   administrative              153,462        639,158     1,121,525         566,463        121,330          302,811
  Depreciation and
   amortization                 15,933         62,515        56,216          54,073          6,889                -
                              --------      ---------     ---------       ---------        -------          -------
     Total expenses            169,395      2,854,712     2,797,604       1,365,207        428,709          302,811

     Income (loss) from
      operations              (169,395)       901,036       (29,126)        306,028        (50,937)         121,568

Other income
 (expense), net:
  Interest                      10,665        (22,151)       (6,755)        (21,826)        (2,110)            (298)
  Other                              -              -          (187)              -          2,630                -
                              --------      ---------     ---------       ---------        -------          -------

     Income (loss) before
      income taxes            (158,730)       878,885       (36,068)        284,202        (50,417)         121,270

Income tax expense
 (benefit)(1)                        -              -             -         119,365         (9,303)               -
                              --------      ---------     ---------       ---------        -------          -------

     Net income (loss)     $  (158,730)   $   878,885   $   (36,068)    $   164,837     $  (41,114)       $ 121,270
                              ========      =========     =========       =========        =======          =======

                                     CESI                 CESI
                                   Pro Forma            Pro Forma
                                  Adjustments            Combined
                                 ------------          -----------
REVENUES                        $ (294,000)(aa)      $  8,703,612

EXPENSES:
  Cost of goods sold              (294,000)(aa)         4,524,063
  Selling, general and
   administrative                 (497,450)(bb)         2,407,299
  Depreciation and
   amortization                    487,828 (cc)           683,454
                                  --------              ---------
     Total expenses               (303,622)             7,614,816

     Income (loss) from
      operations                     9,622              1,088,796

Other income
 (expense), net:
  Interest                        (387,965)(dd)          (430,440)
  Other                                  -                  2,443
                                  --------              ---------

     Income (loss) before
      income taxes                (378,343)               660,799

Income tax expense
 (benefit)(1)                      167,474 (ee)           277,536
                                  --------              ---------

     Net income (loss)          $ (545,817)          $    383,263
                                  ========              =========


(1) No income tax expense was recorded on Esses, Inc. and Material Translogistics, Inc. as these earnings were taxable to their shareholders.

See accompanying basis of presentation and notes to unaudited pro forma combined financial statements.

Flotek Industries, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Nine Month Period Ended September 30, 2001

                                                                         Material          Flotek
                                                                       Translogistics,   Industries,    Pro Forma     Pro Forma
                                                            CESI          Inc. (1)        Inc. (2)     Adjustments     Combined
                                                         ------------  --------------    -----------   -----------    ----------
REVENUES                                                 $10,100,060   $   349,107      $ 2,985,176    $       -    $13,434,343

EXPENSES:
  Cost of goods sold                                       7,063,038             -        1,265,230            -      8,328,268
  Selling, general and administrative                      2,560,921       335,369        1,338,304            -      4,234,594
  Depreciation and amortization                              493,173             -           71,565            -        564,738
                                                         -----------     ---------       ----------     --------     ----------
     Total expenses                                       10,117,132       335,369        2,675,099            -     13,127,600

     Income from operations                                  (17,072)       13,738          310,077            -        306,743

Other income (expense), net:
  Interest                                                  (235,408)          872          (35,280)           -       (269,816)
  Other                                                       20,435             -            6,942            -         27,377
                                                         -----------     ---------       ----------     --------     ----------
     Income (loss) before income taxes                      (232,045)       14,610          281,739            -         64,304

Income tax expense                                                 -             -                -       27,008(ee)     27,008
                                                         -----------     ---------       ----------     --------     ----------
     Net income (loss)                                   $  (232,045)  $    14,610      $   281,739    $ (27,008)   $    37,296
                                                         ===========     =========       ==========     ========     ==========
Basic and Diluted Pro Forma Net Income per Share                                                                    $      0.01
                                                                                                                     ==========
Shares Used in Computing Pro Forma Income per Share                                                             (ff)  4,850,696
                                                                                                                     ==========

(1) Amounts for Material Translogistics, Inc. ("MTI") are for the six month period ended June 30, 2001 prior to the acquisition by CESI.
     No income tax expense was recorded for MTI as the earnings were taxable directly to the shareholder.

(2) Amounts for Flotek Industries, Inc. are for the nine month period ended August 31, 2001.

See accompanying basis of presentation and notes to unaudited pro forma combined financial statements.

Flotek Industries, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

(a) Records the conversion of all preferred stock of Flotek Industries, Inc. ("Flotek"), including accrued dividends, to common stock effective with the closing of the Merger.
(b) Records cash proceeds from the exercise, after August 31, 2001, of 494,018 warrants to purchase common stock at $3.60 per share (adjusted for the 120 to 1 reverse stock split which was given effect on November 5, 2001) for total proceeds of $1,778,466 in connection with the Merger.
(c) Records the consideration deemed issued to the Flotek shareholders to effect the "reverse" acquisition of Flotek by Chemical & Equipment Specialties, Inc. ("CESI"). The total number of common shares attributable to the Flotek shareholders was 1,856,216, (adjusted for the 120 to 1 reverse stock split which was given effect on November 5, 2001), with a value of $8,278,000. In addition, the Company incurred $341,643 in transaction costs associated with the Merger, of which $225,785 were recorded after September 30, 2001.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

(aa) Eliminates revenue and cost of sales associated with transactions between CESI Acquired Businesses prior to their acquisition by CESI.
(bb) Records adjustments to compensation expense, including (1) a reduction of $467,450 for certain owners and managers of CESI Acquired Businesses who were not employed by CESI after the acquisition of their businesses and who will not be replaced, (2) an increase of $90,000 for salaries and benefits of CESI executives who were not employed for the full period, and (3) a reduction of $120,000 attributable to bonus payments from Subchapter S corporations designated for the payment of income taxes on profits distributed to employee shareholders.
(cc) Records amortization of goodwill of $383,477 arising from the acquisition of the CESI Acquired Entities by CESI using an estimated life of 20 years, plus a net increase in depreciation expense of $104,851 attributable to purchase price adjustments to the basis of property and equipment of the CESI Acquired Entities. In accordance with SFAS No. 141, no pro forma adjustments to amortization expense relating to the Merger of CESI and Flotek have been made as the Merger was initiated after June 30, 2001 and amortization of goodwill is not required for business combinations initiated after that date.
(dd) Records additional interest expense associated with borrowings to finance the cash portion of the consideration paid by CESI to acquire the CESI Acquired Entities.
(ee) Records the incremental provision for federal and state income taxes relating to Subchapter S corporation income and other pro forma adjustments to reflect an estimated effective tax rate of 42%.
(ff) The number of shares used to compute pro forma combined net income per share includes shares issued to accomplish (1) the Merger of Flotek and CESI, (2) the conversion of all Flotek preferred stock and accrued dividends to common stock, (3) the issuance of 494,018 shares of Flotek common stock resulting from the exercise of warrants in connection with the Merger, and (4) the 120 to 1 reverse stock split which was given effect on November 5, 2001. The common stock equivalents on the date of the Merger were not dilutive.